Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
Radiation Therapy Services, Inc.	FL
21st Century Oncology Of Alabama, LLC	AL
Arizona Radiation Therapy Management Services, Inc.	AZ
California Radiation Therapy Management Services, Inc.	CA
21st Century Oncology Of Jacksonville, LLC	FL
Devoto Construction Of Southwest Florida, Inc.	FL
Radiation Therapy Services International, Inc.	FL
21st Century Oncology Management Services, Inc.	FL
Jacksonville Radiation Therapy Services, LLC	FL
Financial Services Of Southwest Florida, LLC	FL
21st Century Oncology, LLC	FL
21st Century Oncology Of Harford County Maryland, LLC	MD
Berlin Radiation Therapy Treatment Center, LLC	MD
21st Century Oncology Of Prince Georges County, Maryland, LLC	MD
Maryland Radiation Therapy Management Services, LLC	MD
American Consolidated Technologies, LLC	MI
Michigan Radiation Therapy Management Services, Inc.	MI
Nevada Radiation Therapy Management Services, Incorporated	NV
21st Century Oncology Of New Jersey, Inc.	NJ
New York Radiation Therapy Management Services, LLC	NY
North Carolina Radiation Therapy Management Services, LLC	NC
21st Century Oncology Of South Carolina, LLC	SC
West Virginia Radiation Therapy Services, Inc.	WV
Phoenix Management Company, LLC	MI
Carolina Regional Cancer Center, LLC	SC
Atlantic Urology Clinics, LLC	SC
Derm-Rad Investment Company, LLC	FL
21st Century Oncology Of Pennsylvania, Inc.	PA
Gettysburg Radiation, LLC	PA
Carolina Radiation and Cancer Treatment Center, LLC	NC
21st Century Oncology Of Kentucky, LLC	KY
New England Radiation Therapy Management Services, Inc.	MA
Radiation Therapy School For Radiation Therapy Technology, Inc.	FL
Aurora Technology Development, LLC	DE
Nebraska Radiation Therapy Management Services, Inc.	NE
21st Century Oncology Services, Inc.	DE
Goldsboro Radiation Therapy Services, Inc.	NC
Medical Developers, LLC	FL
AHLC, LLC	NC
Asheville CC, LLC	DE
Sampson Simulator, LLC	NC
Sampson Accelerator, LLC	NC
Medical Developers Cooperatief	Netherlands
Medical Developers Holdings B.V.	Netherlands
21st Century Holdings, BV	Netherlands
Ceditrin Centro De Diagnostico y Tratamiento Integral S.A.	Argentina
Centro de Estudios y Tratamientos Oncologics S.A.	Argentina
Braquiterapia Buenos Aires, S.A.	Argentina
Centro Medico Avellaneda, S.A.	Argentina
Vidt Centro Medico S.A.	Argentina
Cito Centro de Interconsulta y Tratamiento Oncologico S.A.	Argentina
Instituto Privado de Radioterapia Cuyo S.A.	Argentina
Centro de Oncologia y Radioterapia Mar del Plata S.A.	Argentina

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
Instituto de Radiaciones Salta S.A.	Argentina
Instituto Medico Dean Funes S.A.	Argentina
Centro de Radioterapia Siglo XXI S.A.	Argentina
Centro de Radioterapia San Juan S.A.	Argentina
Centro de Radiaciones de la Costa S.A.	Argentina
Terapia Radiante S.A.	Argentina
Emprendimientos Medicaos Tecnologicos S.A.	Argentina
Centro de Diagnostico y Tratamiento S.A.	Argentina
EMTRO S.A.	Argentina
Centro de Radioterapia y Oncologia Integral S.A.	Dominican Republic
Centro de Radioterapia del Cibao S.A.	Dominican Republic
Centro Medico de Radioterapia Irazu S.A.	Costa Rica
Clinica de Radioterapia de Occidente S.A. de C.V.	Mexico
Servicios y Soluciones Medicas, S.A. de CV	El Salvador
Clinica de Radioterapia La Ascuncion S.A.	Guatemala
Centro de Radioterapia Los Mangales S.A.	Bolivia